Exhibit 10.1

FIRST AMENDMENT
TO
SENIOR SECURED CONVERTIBLE NOTE
May 16, 2025
This first amendment (the “First Amendment”) to that senior secured convertible note (hereinafter the Note (as defined herein)) is entered between Cenntro Inc., a Nevada corporation, (the successor entity to Cenntro Electric Group Limited ACN 619 054 938, an Australian public limited company as that term is defined in the Note) (the “Company”), and Mingzhao Cai or its registered assigns or designee (the “Primary Holder”) as of the date hereof.
PRELIMINARY STATEMENTS
A.   Reference is hereby made to that certain debenture and warrants purchase agreement, dated as of January 3, 2023 by and between the Primary Holder and About Investment Pte. Ltd. a Singapore exempt private company limited by shares (the “Holder”), whereby the Primary Holder did assign, sell and transfer all rights, title and interest in and to the assigned Existing Note (as defined herein).
B.   Reference is hereby made to that certain Senior Secured Convertible Note, dated as of July 20, 2022 (the “Note”) as may be amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time and in effect immediately prior to the effectiveness of this First Amendment (the “Existing Note” and the Existing Note, as amended by this First Amendment the “Amended Note”), between the Company and the Holder.
C.    The parties desire to amend certain of the terms and provisions of the Existing Note as specifically set forth in this First Amendment.
D.   The parties are prepared to amend the Existing Note, subject to the conditions and in reliance on the representations set forth in this First Amendment.
Accordingly, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein, including in preamble and the preliminary statements hereto, shall have the meanings assigned to such terms in the Existing Note.
SECTION 2. Amendments to Existing Note. In reliance upon the representations and warranties set forth in Section 4 herein, the Existing Note is hereby amended as follows:
(a) Section 5, subparagraph (b) of the Existing Note is hereby amended as follows:

b)
Subsequent Equity Sales. If, at any time while this Note is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Ordinary Shares or Ordinary Share Equivalents entitling any Person to acquire Ordinary Shares at an effective price per share that is lower than the Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Ordinary Shares or Ordinary Share Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Ordinary Shares at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Conversion Price shall be reduced to equal the Base Conversion Price, provided that the Base Conversion Price shall not be less than US$0.202 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the Purchase Agreement) (the “Floor Price”). Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. If the Company enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Company shall be deemed to have issued Ordinary Shares or Ordinary Share Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Ordinary Shares or Ordinary Share Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

SECTION 3. Conditions Precedent to Effectiveness of First Amendment. This First Amendment shall become effective as of the date first written above (the “First Amendment Effective Date”) upon satisfaction of each of the following conditions precedent (except to the extent such conditions precedent are subject to Section 4):
(a) First Amendment. This First Amendment shall have been duly executed and delivered by each party.
SECTION 4. Representations and Warranties. Except as set forth in the Note, all representations and warranties contained in the Amended Note shall be true and correct in all respects as of the First Amendment Effective Date as though made on and as of the First Amendment Effective Date (or, to the extent such representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct as of such earlier date).
Each party represents and warrants that:
(a) Authorization; No Contravention. The execution, delivery and performance by such party of this First Amendment (i) has been duly and validly authorized by all corporate, stockholder, partnership or limited liability company action required to be taken by such party, and (ii) does not violate or contravene such party’s governing documents or any applicable law or any material agreement or instrument or any court order which is binding upon such party or its property.
(b) Enforceability. Each of this First Amendment, and the Amended Note is a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

SECTION 5. Survival of Representations and Warranties. All representations and warranties made in this First Amendment shall survive the execution and delivery of this First Amendment. Such representations and warranties have been or will be relied upon by the parties and shall continue in full force and effect as long as any obligation under the Amended Note shall remain unpaid or unsatisfied.
SECTION 6. Effect of First Amendment, Other Agreements, Etc.
(a) Effect of First Amendment. After giving effect to this First Amendment on the First Amendment Effective Date, the Amended Note shall be and remain in full force and effect in accordance with its terms and is hereby ratified and confirmed by the parties in all respects. The execution, delivery, and performance of this First Amendment shall not operate as a waiver of any right, power, or remedy of any party under the Existing Note. Each party hereby acknowledges and agrees that, after giving effect to this First Amendment, all of its obligations and liabilities under the Existing Note to which it is a party, as such obligations and liabilities have been amended by this First Amendment, are reaffirmed and remain in full force and effect. All references to the Existing Note in any document or instrument delivered in connection therewith shall be deemed to refer to the Amended Note. Nothing contained herein shall be construed as a novation of the obligations outstanding under the Existing Note, which shall remain in full force and effect, except as modified hereby.
(b) Limited Effect. This First Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment or waiver of any rights or remedies that any party may have under the Existing Note or under applicable law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect a party to execute similar or other amendments or waivers or grant any amendments or waivers under the same or similar or other circumstances in the future.
SECTION 7. Miscellaneous.
(a) Headings. Section headings in this First Amendment are included herein for convenience and do not affect the meanings of the provisions that they precede.
(b) Severability. If any provision of this First Amendment is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this First Amendment, and this First Amendment shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.
(c) Binding Effect. This First Amendment binds and is for the benefit of the successors of each party.

(d) Governing Law. This First Amendment shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.
(e) Execution in Counterparts. This First Amendment may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures, including by e-mail attachment, shall be deemed originals for all purposes of this First Amendment.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered as of the date first above written.
Cenntro Inc.

By:	/s/ Peter Z. Wang
Name:	Peter Z. Wang
Title:	CEO and Chairman of the Board

About Investment Pte. Ltd.

By:	/s/ Kai Fu
Name:	Kai Fu

[Signature Page to First Amendment to Senior Secured Convertible Note]